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                                     EXHIBIT 23.1

                           CONSENT OF DELOITTE & TOUCHE LLP















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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-35557 of Telecommunications Income Fund XI, L.P. of our reports dated September 4, 1997 related to Telecommunications Income Fund XI, L.P. and March 18, 1997 related to Berthel Fisher & Company Leasing, Inc. (General Partner), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Cedar Rapids, Iowa
November 21, 1997